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Exhibit 1.2

COMMON STOCK PURCHASE WARRANT

Warrant No. 1	75,000 Shares

AML COMMUNICATIONS, INC.

COMMON STOCK, WITHOUT PAR VALUE

VOID AFTER AUGUST 27, 2003

        This warrant is issued to CastleRook Financial Partners, LLC (hereinafter with its successors called the "Holder").

        For value received and subject to the terms and conditions hereinafter set out, the Holder, commencing on the date hereof, is entitled upon surrender of this Warrant, with the subscription form annexed hereto duly executed, at the office of the Company, 1000 Avenida Acaso, Camarillo, CA. 93012, or such other office as the Company shall notify to the registered holder hereof in writing, to purchase from the Company at a purchase price of Seventy-two Cents ($0.72US) per share, Seventy-five Thousand (75,000) fully paid, nonassessable, registered shares of Common Stock of the Company ("Shares").

        Until such time as this Warrant is exercised or terminates, the purchase price payable and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

        1.    Exercise of Warrant

        Notwithstanding the foregoing, all or part of such purchase price may be paid by the surrender by the registered holder hereof to the Company of a number of warrants owned by the Holder in partial or full payment.

        This Warrant may be exercised in part, and the registered holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised. The person or persons in whose name or names any certificate representing Shares is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

          1.1    Standard Exercise

    The purchase price of the Warrant may be paid in cash for the full amount of the exercised price.

          1.2    Net-Issue Exercise

    In lieu of exercising the Warrant for cash, the Holder may elect to exchange the Warrant for a number of shares of the Company's Common Stock having an aggregate value on the date of such exchange equal to the differential value between the (i. the "aggregate fair market value" of the Warrant Shares to be exchanged under this election; and (i.i. the total exercise amount the Holder would have paid to the company to purchase the Warrant Shares if the Warrant was exercised. Under this election, the Holder may exchange the Warrant, in whole or in part, at any time or from time to time on or prior to the Warrant's expiration date with the same aforementioned net issue provisions applying.

    The "aggregate fair market value" as referenced in item "i." above, shall mean the average value of a "Share" on the ten (10) trading days immediately preceding the date notice of exercise is given, as is determined as follows: (a. if the shares are not listed on any national securities exchange or on a governmentally-regulated electronic quotation system, then the last sales price (or if none on any such dates, on the most recent ten trading days on which there was a last sales price) as reported by any maker, if any, of a market in the Shares or other similar source or service selected by the Company to facilitate a competitive market for their stock and trading in such market; (b. if the Shares trade on such a date on one or more national securities exchanges or quotations systems or quotation publications, the last reported sale price of a Share on such dates as recorded on the composite tape system or, if such system does not cover the Shares, the last reported sale price of a share on such date on the principal national securities exchange on which the Shares are listed or, if no sale of Shares took place on any such dates, then the last reported sale price of a Share on the most recent ten days on which a sale of a Share took place as recorded by such exchange, quotation system, or quotation publication, as the case may be; or (c. if the average sales prices of the Shares cannot be determined in accordance with (a) or (b) above, then the fair market value of a Share mutually agreed by the Holder and the Company.

    A "Share" or "the Shares" as referenced in Section 1.2 above, is defined as a share or shares of the Company's Common Stock that trade publicly on a national securities exchange and are quoted on a governmentally-regulated electronic quotation system, such as the National Association of Securities Dealers Automated Quotation System (Nasdaq), where bid and offer, open and close quotes are exhibited to the public during operating hours of the subject exchange. As of the date of this Warrant, the "Shares" of the Company's Common Stock are quoted and trade on the Nasdaq National Market System under the symbol "AMLJ."

        2.    Expiration

        This Warrant shall expire at the close of business on August 27, 2003, and shall be void thereafter.

        3.    Reservation of Warrant Shares.

        The Company covenants that it will at all times from and after the date hereof, reserve and keep available a number of its authorized shares of its registered Common Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant. The Company further covenants that such shares as may be issued pursuant to the exercise of this warrant will, upon issuance, be registered with the Securities and Exchange Commission for resale, be duly and validly issued, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

        4.    Adjustment of Warrant Price or Shares.

        Whenever the Warrant purchase price is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of a firm of independent public accountants setting forth a brief statement of the facts requiring the adjustment.

          4.1    Subdivision or Combination of Shares.

    If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the purchase price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionate decreased in the case of a subdivision stock dividend, or proportionately increased in the case of a combination.

          4.2    Reclassification, reorganization, consolidation, merger or sale.

    In the case of any reclassification, capital reorganization, or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company), or in the case of any sale of conveyance to another corporation or other business organization of the property of the Company as an entirety or substantially as an entirety, at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of a number of shares of Common Stock of the Company which might have been purchased by the holder of this Warrant immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant to the end that the provisions hereof (including without limitation, provisions for the adjustment of the purchase price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and other property thereafter deliverable upon exercise hereof.

        5.    Fractional Shares.

        In no event shall any fractional share of Common Stock of the Company be issued upon exercise of the option granted hereunder. If, upon exercise of this Warrant as an entirety, the registered holder would, except as provided in this Section 4, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

        6.    Holder's limitations as to sale of Warrant Shares.

        Once exercising all or a portion of this Warrant and receiving a certain number of shares therefrom as set forth herein, the Holder shall be limited as to the number of shares that can be sold in a given period as per the following schedule:

    Up to 25,000 shares can be sold within 60 days from the date hereof.
    Up to 50,000 shares can be sold within 120 days from the date hereof.
    Up to 75,000 shares can be sold within 180 days from the date hereof.

        The Holder is not bound to sell the maximum stipulated number of shares for a given period and may elect to sell less shares. In such event, the Holder can then sell any remaining unsold shares in the following stipulated period.

        The right to sell the maximum stipulated number of shares within any period stipulated is cumulative. For example, the Holder has the right to sell 25,000 within 60 days from the date hereof; yet if the Holder only sells 9,000 then the Holders right to sell the 16,000 unsold shares will carryover into the following period whereby the holder will then have the right to sell not only the 16,000 unsold shares but an additional 25,000 shares as well. As such, it is possible and allowable that the Holder may not sell any of the 75,000 shares in the 180 days period from the date hereof, yet may elect to sell all or a potion of those shares at some date after the 180-day period.

        7.    Notices to Holder.

        If at any time prior to the expiration or exercise of this Warrant, the Company shall pay any dividend or make any distribution upon its Common Stock or shall make any subdivision or combination of, or other change in its Common Stock, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to the Holder of this Warrant at least ten full business days prior to the date as of which holders of Common Stock who shall participate in such dividend, distribution, subdivision, combination or other change are to be determined. Such notice shall also specify the time as of which holders of Common Stock who shall participate in such dividend or distribution are to be determined. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution.

        8.    Company Records and Registration of Holder.

        The Company will maintain a register containing the names and addresses of the holders of the Warrants. The "registered holder" of any Warrant shall be the person in whose name such Warrant is registered in said warrant register. Any registered holder of this Warrant may change his address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the registered holder may be given by registered mail, or delivered to such registered holder at its address as shown on the warrant register.

        9.    Transfer and Assignment.

        Subject to compliance with applicable Federal and State securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof with respect or any or all of the shares purchasable hereunder. Upon presentation of this Warrant to the Company for transfer in its entirety by the registered holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon presentation of this Warrant to the Company by the registered holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the registered holder hereof, and shall issue to such registered holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

        10.    Loss of Warrant.

        In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity satisfactory to the Company.

        11.    No Impairment.

        The Company shall not, by amendment of its Certificate of Incorporation or other method or venue, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times, in good faith, take all such actions as may be necessary or appropriate in order to protect the rights of the Holder thereunder against impairment.

        12.    Compliance with laws.

        Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise hereof are for the own account of the holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distribution such securities (or any portion thereof).

Dated: August 27, 2001
AML COMMUNICATIONS, INC.

	By:	/s/ JACOB INBAR Jacob Inbar President and Chief Executive Officer

WARRANT EXERCISE AND STOCK PURCHASE FORM
(CASH EXERCISE)

TO:    AML COMMUNICATIONS, INC.

The undersigned hereby irrevocably elects to exercise the attached Warrant facsimile to the extent of purchasing                        Common Shares of AML Communications, Inc., and hereby remits $                  in payment of the actual Exercise Price thereof.

Accordingly, the undersigned requests that the certificates for such Shares be issued in the name of

And be delivered to

Whose address is

In accordance with the terms, conditions and provision of the Warrant:

Dated:

CASTLEROOK FINANCIAL PARTNERS, LLC

BY:

Steven B. Johnson, Managing Partner

WARRANT EXERCISE AND STOCK PURCHASE FORM
(NET-ISSUE EXERCISE)

TO:    AML COMMUNICATIONS, INC.

        The undersigned, Holder of the attached Warrant facsimile (the "Warrant") representing the right to acquire                   shares of Common Stock ("Shares") of the Company hereby irrevocably elects for the "net-issue" exercise right provided in the subject Warrant to purchase Shares of the Company thereunder in accordance with the formula provided in Section 1.2 of the Warrant.

Accordingly, the undersigned requests that the certificates for such Shares be issued in the name of

And be delivered to

Whose address is

In accordance with the terms, conditions and provision of the Warrant:

Dated:

CASTLEROOK FINANCIAL PARTNERS, LLC

BY:

Steven B. Johnson, Managing Partner

WARRANT ASSIGNMENT FORM

TO:    AML COMMUNICATIONS, INC.

CastleRook Financial Partners,LLC hereby assigns and transfers unto

Name:

Address:

all rights, provisions, and term provided for and covered under the attached Warrant facsimile (as may be transferred and assigned) to purchase                   Shares represented by the attached Warrant facsimile; and further, CastleRook Financial Partners, LLC does hereby irrevocably constitute and appoint the Secretary of AML Communications, Inc. as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

In accordance with the terms, conditions and provision of the Warrant:

Dated:

CASTLEROOK FINANCIAL PARTNERS, LLC

BY:

Steven B. Johnson, Managing Partner

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Exhibit 1.2
WARRANT EXERCISE AND STOCK PURCHASE FORM (NET-ISSUE EXERCISE)